UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
April 29, 2009

Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

With respect to a waiver granted on April 29, 2009 by a majority of the lenders participating in a revolving credit facility of which certain subsidiaries of Kronos International, Inc., a wholly owned subsidiary of the registrant (“KII”), are borrowers (the “Borrowers”), the registrant hereby incorporates by reference the information set forth under Item 8.01 of the Current Report on Form 8-K that KII (Commission File No. 333-100047) filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 4, 2009.

The incorporated information includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statement incorporated into this report that is not a statement of historical fact may be deemed to be a forward-looking statement.  Although the registrant believes the expectations reflected in such forward-looking statements are reasonable, it cannot give assurances that these expectations will prove to be correct.  Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results.  It is not possible to identify all of the risks and uncertainties the registrant or KII face that could cause actual results to differ materially from those incorporated into this report.  These risks and uncertainties include without limitation, the future conditions in the credit markets, the results of negotiations with the lenders participating in the credit facility of which certain of KII’s subsidiaries are borrowers, the future liquidity of KII and its affiliates and the significant risk factors set forth in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 that the registrant filed with the SEC effective March 12, 2009.  Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected.  The registrant disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of changes in information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kronos Worldwide, Inc.
(Registrant)

By: /s/ John A. St. Wrba
Date: May 4, 2009	John A. St. Wrba Vice President and Treasurer